Exhibit 107
Calculation of Filing Fee Tables
Form 424(b)(7)
(Form Type)
Compass Diversified Holdings
Compass Group Diversified Holdings LLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities

Fees to Be Paid

	Carry Forward Securities

Carry Forward Securities	Equity	Common shares representing beneficial interests in Compass Diversified Holdings (1)	415(a)(6) (2)	8,631,000		$204,641,010.00 (2)			424(b)(7)	333-259374	April 12, 2024	$30,205.01
	Equity	Trust common interests of Compass Group Diversified Holdings LLC (1)	457(i)						424(b)(7)	333-259374	April 12, 2024	(3)

	Total Offering Amounts					$204,641,010.00 (2)		(2)

	Total Fees Previously Paid							(2)

	Total Fee Offsets

	Net Fee Due							$0

(1)
Each common share representing one beneficial interest in Compass Diversified Holdings (hereinafter referred to as a “common share”) corresponds to one underlying trust common interest of Compass Group Diversified Holdings LLC (hereinafter referred
to as a “trust common interest”). If the trust is dissolved, each common share will be exchanged for a trust common interest.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the common shares registered pursuant to this
prospectus supplement consist of 8,631,000 unsold common shares (the “Unsold Common Shares”) previously registered
on the prospectus supplement filed on April 12, 2024, and the accompanying base prospectus contained in the registration statement on Form
S-3
(Registration
No. 333-259374)
filed on September 7, 2021 (collectively, the “2024 April Prospectus Supplement”). In connection with the registration of the Unsold Common Shares on the 2024 April Prospectus Supplement, a registration fee of $30,205.01 was paid, which registration fee will
continue to be applied to the Unsold Common Shares included in this prospectus supplement. Accordingly, there is no registration fee due in connection with this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the Unsold Common Shares registered under the 2024 April Prospectus Supplement will be deemed terminated as of the date of effectiveness of the registration statement of which this prospectus supplement is a part.

(3)
Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the trust common interests
because no additional consideration will be received by Compass Diversified Holdings upon exchange of the common shares.